Exhibit 3.8

P06000094563

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _____ Certificates of Status _____

Special Instructions to Filing Officer

Office Use Only

100364783691

100364783691
04/26/21--01009--011 **35.00

APR 27 2021

AM 10:06

**COVER LETTER**

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Allied Energy, Inc.

DOCUMENT NUMBER: P06000094563

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Harry Zhang
Name of Contact Person

Firm/ Company

3330 Parker Ln
Address

East Stroudsburg, Pa 18301
City/ State and Zip Code

979979207@qq.com; hzmails@yahoo.com;
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Harry Zhang at (917) 723-0338
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

**Mailing Address**
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

**Street Address**
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**

Allied Energy, inc.

**(Name of Corporation as currently filed with the Florida Dept. of State)**

P06000094563

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

**A. If amending name, enter the new name of the corporation:**

DCXGen Corp.

*The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

**B. Enter new principal office address, if applicable:**
*(Principal office address* ***MUST BE A STREET ADDRESS*** *)*

#318, 17700 Castleton St
City of Industry, CA 91748

**C. Enter new mailing address, if applicable:**
*(Mailing address* ***MAY BE A POST OFFICE BOX****)*

#318, 17700 Castleton St
City of Industry, CA 91748

**D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* ____________________

____________________
*(Florida street address)*

*New Registered Office Address:* ____________________, Florida ________
*(City)* *(Zip Code)*

AM 10:07

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

____________________
*Signature of New Registered Agent, if changing*

**Check if applicable**

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**
*(Attach additional sheets, if necessary)*
*Please note the officer/director title by the first letter of the office title:*
*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*
*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

**Example:**

| | | |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ____ Change | D & S | Angela Collette | 28325 Utica Road |
| ____ Add | | | Roseville, MI 48066 |
| X Remove | | | |
| 2) ____ Change | P & D | Xiaolin Zhang | #318, 17700 Castleton St |
| X Add | | | City of Industry, CA 9174 |
| ____ Remove | | | |
| 3) ____ Change | S & D | Sue Xu | #318, 17700 Castleton St |
| X Add | | | City of Industry, CA 9174 |
| ____ Remove | | | |
| 4) ____ Change | D | Zhendong Zhang | #318, 17700 Castleton St |
| X Add | | | City of Industry, CA 9174 |
| ____ Remove | | | |
| 5) ____ Change | | | |
| ____ Add | | | |
| ____ Remove | | | |
| 6) ____ Change | | | |
| ____ Add | | | |
| ____ Remove | | | |

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

The foolowing is added to Article IV:

On March 17, 2021, the Company effected a One Hundred (100) for One (1) revers split of the issued and Outstanding

Common Shares with a fractional share being rounded up to the nearearst whole share.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
*(if not applicable, indicate N/A)*

The date of each amendment(s) adoption: March 17, 2021, if other than the date this document was signed.

Effective date if applicable: ______________________
*(no more than 90 days after amendment file date)*

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

**Adoption of Amendment(s)** **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."
*(voting group)*

Dated March 17, 2021

Signature ______________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Haining Zhang
(Typed or printed name of person signing)

Assistant Secretary
(Title of person signing)